SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF Yingxi Industrial Chain Group Co., Ltd.

a company incorporated under the laws of the Republic of Seychellesands,

with the address at

Second Floor, The Quadrant, Manglier Street,

Victoria, Mahe,

Seychelles

(“YICG”)

THIS AGREEMENT is between

Addentax Group Corp.

a company incorporated under the laws of the State of Nevada, USA,

with its address at

Floor 13th, Building 1, Block B, Zhihui, Nanshan District,

Shenzhen, Guangdong,

China

(“ATXG”),

And

Mr. WU Linrui, representing the shareholders of

100% of the shares of Yingxi Industrial Chain Group Co., Ltd.

Collectively the Parties

WHEREAS, ATXG desires to purchase 100% of the Issued and outstanding shares of Yingxi Industrial Chain Group Co., Ltd.E, together with all of the assets of Yingxi Industrial Chain Group Co., Ltd.E (the “Business Assets”) on the terms and subject to conditions set forth herein and;

WHEREAS, Yingxi Industrial Chain Group Co., Ltd.E owns the Business Assets, including all its property and assets, described more fully in Appendix A and;

WHEREAS, ATXG has agreed to issue 5 hundred million shares of ATXG to Yingxi Industrial Chain Group Co., Ltd.E to acquire 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.E for a cost of US Dollar One Hundred Fifty million and;

WHEREAS, ATXG feels it is in its best interest that it acquire the aforesaid shares and assets at (US$0.30 per share ATXG value) and;

WHEREAS, WU Linrui, the President, Chief Executive Officer of ATXG is the Company’s signing authority.

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NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Yingxi Industrial Chain Group Co., Ltd. hereby agrees to sell, assign, transfer convey and deliver to ATXG, 100% of the shares and the assets of Yingxi Industrial Chain Group Co., Ltd.E, together with all of its rights, titles and interests in the business assets and all attendants or related assets of Yingxi Industrial Chain Group Co., Ltd.E, including, but not limit to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other items, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 ATXG hereby agrees to purchase and acquire 100% of the shares and Business Assets of Yingxi Industrial Chain Group Co., Ltd.E and ATXG shall issue an aggregate of 500 million (500,000,000) new Common Shares of the Company to Yingxi Industrial Chain Group Co., Ltd.E and both parties agree that this share issuance by ATXG represents payment in full of the US$150 million noted in Article 1.1.

1.3 It is understood by the Parties the 500,000,000 shares of ATXG so issued as payment for the Business Assets will be restricted shares as required by Rule 144 the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act.)

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Yingxi Industrial Chain Group Co., Ltd.E hereby agrees to transfer control of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.E to ATXG through the acceptance and confirmation by Yingxi Industrial Chain Group Co., Ltd.E of the issuance and granting, by ATXG, of 500,000,000 newly issued shares of ATXG which shares, represents the full purchase price of 100% of the shares of Yingxi Industrial Chain Group Co., Ltd.E and all of its Business Assets as described in Appendix A.

ARTICLE II

CLOSING

2.1 On or before June 18, 2017 (the “Closing”), Yingxi Industrial Chain Group Co., Ltd.E should deliver, for transmittal to ATXG, dully authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of Yingxi Industrial Chain Group Co., Ltd.E and its Business Assets.

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2.2 The consummation of the transfer by Yingxi Industrial Chain Group Co., Ltd.E to ATXG, and the acquisition by ATXG of Yingxi Industrial Chain Group Co., Ltd.E and its assets by the payment of 500 million new Common Shares shall occur on or before December 31, 2016 and ATXG shall deliver, or cause to be delivered, to Yingxi Industrial Chain Group Co., Ltd.E, a board resolution confirming the issuance of 500 million Common Shares that are being sold, assigned, and conveyed to the shareholders of Yingxi Industrial Chain Group Co., Ltd.E, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to Yingxi Industrial Chain Group Co., Ltd.E. (Appendix B)

2.3 Immediately at the Closing, ATXG shall deliver to Yingxi Industrial Chain Group Co., Ltd.E, stock certificate(s) representing 500 million shares issued in the name of names designated by Yingxi Industrial Chain Group Co., Ltd.E. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

ARTICLE III

EXCUTION

3.1 ATXG shall execute and deliver to Yingxi Industrial Chain Group Co., Ltd.E, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of ATXG.

3.2 Yingxi Industrial Chain Group Co., Ltd.E shall execute and deliver to ATXG, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of Yingxi Industrial Chain Group Co., Ltd.E and all of the assets of Yingxi Industrial Chain Group Co., Ltd.E.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ATXG

ATXG hereby represents and warrants to Yingxi Industrial Chain Group Co., Ltd.E as follows (it being acknowledged that Yingxi Industrial Chain Group Co., Ltd.E is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of ATXG here under):

4.1 Authorization. ATXG, represented by YU Keying, the President, Chief Executive Officer of ATXG has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations here under. This Agreement constitutes the legal, valid and binding obligation of ATXG, and this Agreement is enforceable with respect to Yingxi Industrial Chain Group Co., Ltd.E in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions of provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which ATXG is a party or by which ATXG or any of its assets for properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to ATXG or the assets or properties of ATXG.

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4.2 Legality of Shares. To the best of ATXG’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be baldly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, Yingxi Industrial Chain Group Co., Ltd.E will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against ATXG.

(b) Neither ATXG, nor any of its directors of officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) ATXG is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed issues or Liabilities. ATXG warrants that to the best of its knowledge there are no, issues that might tend to cause damage to ATXG or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Yingxi Industrial Chain Group Co., Ltd.E

5.1 Authorization. Yingxi Industrial Chain Group Co., Ltd.E has full power, legal capacity and authority to authority enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from ATXG and to perform all obligations hereunder. This Agreement constitutes the legal, valid or appropriate for the purpose of and binding obligation of Yingxi Industrial Chain Group Co., Ltd.E and this Agreement is enforceable with respect to Yingxi Industrial Chain Group Co., Ltd.E, in accordance with its terms.

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5.2 Information Regarding this Agreement and the Company. Yingxi Industrial Chain Group Co., Ltd.E had obtained such information regarding the financial position and prospects of ATXG, as Yingxi Industrial Chain Group Co., Ltd.E considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from Yingxi Industrial Chain Group Co., Ltd.E pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administration or legal authority of any state or jurisdiction within or outside of the United States, China or the Republic of Seychelles, is pending or threatened against Yingxi Industrial Chain Group Co., Ltd.E.

(b) Neither Yingxi Industrial Chain Group Co., Ltd.E nor its officers or owners have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) Yingxi Industrial Chain Group Co., Ltd.E is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosing of Transference of Control

(a) Yingxi Industrial Chain Group Co., Ltd.E understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(b) Yingxi Industrial Chain Group Co., Ltd.E will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) Yingxi Industrial Chain Group Co., Ltd.E will provide a detailed list of Yingxi Industrial Chain Group Co., Ltd.E individuals or entities (the “New Shareholders”) designated to receive Common Shares of ATXG pursuant to issuance of the 500,000,000 Common Shares specified in this Agreement.

(d) The above noted detailed list of Yingxi Industrial Chain Group Co., Ltd.E New Shareholders shall include the full legal name of the individual or entity receiving ATXG Common Shares, the full address and citizenship of corporate jurisdiction of each New Shareholder (Attached hereto as Appendix B).

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5.5 Yingxi Industrial Chain Group Co., Ltd.E warrants that they and Yingxi Industrial Chain Group Co., Ltd.E shall deliver to ATXG all of rights, titles and interests in 100% of the shares of Yingxi Industrial Chain Group Co., Ltd.E, the company Yingxi Industrial Chain Group Co., Ltd.E and the assets and all attendants or related assets, including, but not to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other items, assets, products, files, records, documents, signatures, interests of rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 Yingxi Industrial Chain Group Co., Ltd.E warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 Yingxi Industrial Chain Group Co., Ltd.E warrants and confirms that immediately upon executing this Agreement by its designated signing authority it will, undertake a full and up-to-date audit of the financial position of Yingxi Industrial Chain Group Co., Ltd.E, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

5.8 Yingxi Industrial Chain Group Co., Ltd. Warrants and confirms that immediately upon executing this Agreement by its designated signing authority it will, undertake to produce a full and up-to-date valuation report of Yingxi Industrial Chain Group Co., Ltd., which shall be conducted by a qualified person as designated by ATXG or appointed by mutual agreement by the Parties if a designated valuation company by ATXG is not accepted by Yingxi Industrial Chain Group Co., Ltd..

ACTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party,

6.2 Confidentiality. The Parties agree that the terms and conditions of this Agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this Agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York.

6.4 Shares to Be Held in Escrow. The parties agree that all shares issued, pursuant to the terms and conditions of this Agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

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6.5 Notice. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to ATXG, to	Addentax Group Corpng Corporation
YU Keying,
Floor 13th, Building 1,Block B,
Zhihui, Nanshan District,
Shenzhen, Guangdong,
China

(b) If to YICG, to	Yingxi Industrial Chain Group Co., Ltd.
WU Linrui
No.22 Ji Yu Qiao Xia, Tang Keng Village,
Xia Jia Shan Town,
Pu Ning, Guangdong,
China

Either party hereto may change his address by written notice to the other party given in accordance with this Article 6.5.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreement Parts, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fee, of the prevailing party in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF Addentax Group Corpng Corporation

/s/ YU Keying	Designated Signing Authority
YU Keying
President,
Addentax Group Corpng Corporation.

ON BEHALF OF Yingxi Industrial Chain Group Co., Ltd.

/s/ Wu Linru	Designated Signing Authority
WU Linrui.
Sole Director
Yingxi Industrial Chain Group Co., Ltd.

Signature of Witness:	/s/ Tang Miao
Name:	TANG MIAO
Address:	20/F, No. 381 Huai Hai Zhong Road, Huang District, Shanghai, China

Date: December 28, 2016

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APPENDIX A

List of Assets (Business Assets)

Yingxi Industrial Chain Group Co., Ltd. will own Shenzhen Qianhai Industrial Chain Service Co. Ltd. which is located in China. It is a international comprehensive company that focusing on providing regional industrial chain service to textile and garments industry. It is also wholly own other 4 companies as follow,

1. Shenzhen Xinkuaijie Transportation Co.Ltd, a comprehensive logistics company joined various business including flat transport, container transport, cargo warehousing, import and export customs clearance etc.;

2. Dongguan Hengshengwei Garments Co.Ltd, its business is fashion design and clothing manufactureing. It also provides professional FOB manufacturing serve and Brand OEM Service to the global customers;

3. Shenzhen Huapengfa Logistics Co. Ltd. Is the member of “Shenzhen Association of Trading in Services” and “China Association of Green Logistics Development Promotion”. It has over 30 dedicated transportation route resource and own over 280 channels in mainland China and other areas like Hong Kong, Macau and Taiwan;

4. Shantou Chenghai Daitou Clothing Technology Co.Ltd, a local leading manufacture of garments over 30 years.

ON BEHALF OF

Yingxi Industrial Chain Group Co., Ltd.

/s/ Wu Linrui
Designated Signing Authority
WU Linrui
Sole Director
Yingxi Industrial Chain Group Co., Ltd.

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APPENDIX B

Form of Board Resolution issuing 500,000,000 Common Shares of

ATXG to Yingxi Industrial Chain Group Co., Ltd.

Shareholders

List of New Shareholders of ATXG to be transferred to:

	Name of Shareholder	Passport No.	No. of Shares	Address

1	Hui Lian Group Ltd.	185500(Republic of Seychelles)	255,000,000	Second Floor, The Quadrant, Manglier Street, Victoria, Mahe,
				Seychelles

2	Hengtian Group Co., Ltd.	185507(Republic of Seychelles)	215,000,000	Second Floor, The Quadrant, Manglier Street, Victoria, Mahe,
				Seychelles

3	WU Linrui	E05512778(CHN)	30,000,000	No.22 Ji Yu Qiao Xia, Tang Keng
				Village, Xia Jia Shan Town,
				Pu Ning, Guangdong,
				China

	Total

The new issue shareholders list

Total 3 share certificates of total number of shares	500,000,000 shares

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